INVESTMENT ADVISORY AGREEMENT

   THIS AGREEMENT is made this 4th day of February, 1998, in Denver, Colorado, by and between INVESCO FUNDS GROUP, INC. (the "Adviser"), a Delaware corporation, and INVESCO Global Health Sciences Fund, a Massachusetts business trust (the "Fund").

                                   WITNESSETH:

   WHEREAS, the Fund is organized as a Massachusetts business trust; and

   WHEREAS, the Fund is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as a diversified, closed end management investment company and currently has one class of shares (the "Shares"); and

   WHEREAS, the Fund desires that the Adviser manage its investment operations and provide certain other services, and the Adviser desires to manage said operations and to provide such other services;

   NOW, THEREFORE, in consideration of these premises and of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

1. INVESTMENT MANAGEMENT SERVICES.

   (a) The Adviser hereby agrees to manage the investment operations of the Fund, subject to the terms of this Agreement and to the supervision of the Fund's board of trustees (the "Trustees"). The Adviser agrees to perform, or arrange for the performance of, the following specific services for the Fund:

   (i) to manage the investment and reinvestment of all the assets, now or hereafter acquired, of the Fund, and to execute all purchases and sales of portfolio securities;

   (ii) to maintain a continuous investment program for the Fund, consistent with (A) the Fund's investment policies as set forth in the Fund's Declaration of Trust, By Laws and Registration Statement under the 1940 Act and the Securities Act of 1933 and (B) the Fund's status as a regulated investment company under the Internal Revenue Code of 1886, as amended;

   (iii) to determine what  securities are to be purchased or sold for the Fund,
unless  otherwise  directed  by  the  Trustees,   and  to  execute  transactions
accordingly;

   (iv) to provide to the Fund the benefit of all of the investment analysis and research, the reviews of current economic conditions and of trends, and the

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consideration  of  long  range  investment  policy  now or  hereafter  generally available to investment advisory customers of the Adviser;

   (v) to determine what portion of the Fund should be invested in the various types of securities authorized for purchase by the Fund;

   (vi) to make recommendations as to the manner in which voting rights, rights to consent to Fund action and any other rights pertaining to the Fund's securities shall be exercised; and

   (vii) to prepare proxy materials for meetings of the Fund's shareholders and such registrations and reports as may be required by federal securities laws.

   (b) With respect to execution of transactions for the Fund, the Adviser is authorized to employ such brokers or dealers as may, in the Adviser's best judgment, implement the policy of the Fund to obtain prompt and reliable execution at the most favorable price obtainable. In assigning an execution or negotiating the commission to be paid therefor, the Adviser is authorized to consider the full range and quality of a broker's services which benefit the Fund, including but not limited to research and analytical capabilities, reliability of performance, and financial soundness and responsibility. Research services prepared and furnished by brokers through which the Adviser effects securities transactions on behalf of the Fund may be used by the Adviser in servicing all of its accounts, and not all such services may be used by the Adviser in connection with the Fund. In the selection of a broker or dealer for execution of any negotiated transaction, the Adviser shall have no duty or obligation to seek advance competitive bidding for the most favorable negotiated commission rate for such transaction, or to select any broker solely on the basis of its purported or "posted" commission rate for such transaction, provided, however, that the Adviser shall consider such "posted" commission rates, if any, together with any other information available at the time as to the level of commissions known to be charged on comparable transactions by other qualified brokerage firms, as well as all other relevant factors and circumstances, including the size of any contemporaneous market in such securities, the importance to the Fund of speed, efficiency, and confidentiality of execution, the execution capabilities required by the circumstances of the particular transactions, and the apparent knowledge or familiarity with sources from or to whom such securities may be purchased or sold. Where the commission rate reflects services, reliability and other relevant factors in addition to the cost of execution, the Adviser shall have the burden of demonstrating that such expenditures were bona fide and for the benefit of the Fund.

   2. FUND ADMINISTRATION AND ALLOCATION OF EXPENSES. The Adviser shall at its expense provide all executive, administrative and clerical personnel as shall be required to provide effective administration for the Fund, except such services, facilities and personnel as the Fund shall obtain pursuant to the Administration Agreement annexed hereto as Exhibit A. Services to be provided by the Adviser hereunder shall include the compilation and maintenance of such records with

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respect to the Fund's operations as may reasonably be required,  other than such books and records to be maintained by INVESCO Funds Group, Inc. under the terms of the Administration Agreement; the preparation and filing of such reports with respect thereto as shall be required by the Securities and Exchange Commission (the "SEC") and periodic reports with respect to its operations for the shareholders of the Fund except required reports to shareholders and Form N-SAR (or such other form as the SEC may substitute therefor); preparation of proxy materials for meetings of the Fund shareholders; and the preparation of such registrations and reports as may be required by federal securities laws. The Adviser shall, at its own cost and expense, also provide the Fund with adequate office space, facilities and equipment. All other costs and expenses not expressly assumed by the Adviser under this Agreement shall be paid by the Fund, including, but not limited to (i) interest and taxes, including issue and transfer taxes, incurred by or levied on the Fund; (ii) insurance premiums for fidelity and other coverage requisite to its operations; (iii) compensation and expenses of its Trustees other than those associated or affiliated with the Adviser; (iv) legal and audit expenses; (v) custodian, dividend paying agent, registrar and transfer agent fees and expenses (including charges and expenses of the Fund's Dividend Reinvestment Plan Agent) and brokerage commissions, if any; (vi) fees and expenses, other than as hereinabove provided, incident to the registration, under Federal law, of shares of the Fund for public sale; (vii) except as noted above, all other expenses incidental to holding meetings of the Fund's shareholders; (viii) payments under the Fund's Administration Agreement;
(ix) fees and  expenses  of listing  and  maintaining  the listing of the Fund's
shares  on  any  national   securities   exchange;   (x)  cost  of  certificates
representing the Fund's shares; and (xi) such nonrecurring expenses as may arise, including litigation affecting the Fund and the legal obligation that the Fund may have to indemnity its officers and Trustees with respect thereto.

   3. USE OF AFFILIATED COMPANIES. In connection with the rendering of the services required to be provided by the Adviser under this Agreement, the Adviser may, to the extent it deems appropriate and subject to compliance with the requirements of applicable laws and regulations, and upon receipt of written approval of the Fund, make use of its affiliated companies and their employees; provided that the Adviser shall supervise and remain fully responsible for all such services in accordance with and to the extent provided by this Agreement and that all costs and expenses associated with the providing of services by any such companies or employees and required by this Agreement to be borne by the Adviser shall be borne by the Adviser or its affiliated companies.

   4. COMPENSATION OF THE ADVISER For the services to be rendered and the charges and expenses to be assumed by the Adviser hereunder, the Fund shall pay to the Adviser a monthly fee at an annual rate of 1.00% of the first $500 million of the Fund's ending weekly net assets and 0.90% of the Fund's ending weekly net assets in excess of $500 million. The fee provided for hereunder shall be prorated in any month in which this Agreement is not in effect for the entire month.

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   5.  AVOIDANCE  OF  INCONSISTENT   POSITIONS  AND  COMPLIANCE  WITH  LAWS.  In
connection with purchases or sales of securities for the investment portfolio of the Fund, neither the Adviser nor its officers or employees will act as a principal or agent for any party other than the Fund or receive any commissions. The Adviser will comply with all applicable laws in acting hereunder including, without limitation, the 1940 Act; the Investment Advisers Act of 1940, as amended; and all rules and regulations duly promulgated under the foregoing.

   6. DURATION AND TERMINATION. THIS Agreement shall become effective as of the date it is approved by a majority of the outstanding voting securities of the Fund, and unless sooner terminated as hereinafter provided, shall remain in force for an initial term ending two years from the date of execution, and from year to year thereafter, but only as long as such continuance is specifically approved at least annually (i) by a vote of a majority of the outstanding voting securities of the Fund or by the Trustees, and (ii) by a majority of the Trustees who are not interested persons of the Adviser or the Fund by votes cast in person at a meeting called for the purpose of voting on such approval.

   This Agreement may, on 60 days' prior written notice, be terminated without the payment of any penalty, by the Trustees, or by the vote of a majority of the outstanding voting securities of the Fund, as the case may be, or by the Adviser. This Agreement shall immediately terminate in the event of its assignment, unless an order is issued by the Securities and Exchange Commission conditionally or unconditionally exempting such assignment from the provisions of Section 15(a) of the 1940 Act, in which event this Agreement shall remain in full force and effect subject to the terms and provisions of said order. In interpreting the provisions of this paragraph 6, the definitions contained in
Section 2(a) of the 1940 Act and the applicable rules under the 1940 Act (particularly the definitions of "interested person," "assignment" and "vote of a majority of the outstanding voting securities") shall be applied.

   The Adviser agrees to furnish to the Trustees such information on an annual basis as may reasonably be necessary to evaluate the terms of this Agreement.

   Termination of this Agreement shall not affect the right of the Adviser to receive payments on any unpaid balance of the compensation described in paragraph 4 earned prior to such termination.

   7. NON-EXCLUSIVE SERVICES. The Adviser shall, during the term of this Agreement, be entitled to render investment advisory services to others, including, without limitation, other investment companies with similar objectives to those of the Fund. The Adviser may, when it deems such to be advisable, aggregate orders for its other customers together with any securities of the same type to be sold or purchased for the Fund in order to obtain best execution and lower brokerage commissions. In such event, the Adviser shall allocate the shares so purchased or sold, as well as the expenses incurred in the transaction, in the manner it considers to be most equitable and consistent with its fiduciary obligations to the Fund and the Adviser's other customers.

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8. LIABILITY OF THE ADVISER.

   (a) The Adviser shall not be liable for any act or omission, error of judgment or mistake of law, or for any loss suffered by the Fund in connection with matters relating to this Agreement, except a loss resulting from willful misfeasance, bad faith or gross negligence of the Adviser in the performance of, or from reckless disregard of, its obligations and duties under this Agreement, or except a loss resulting from breach of fiduciary duty with respect to receipt of compensation for services (in which case any award of damages shall be limited to the period and amount set forth in Section 36(b)(3) of the 1940 Act).

   (b) A copy of the Declaration of Trust of the Fund is on file with the Secretary of the State of Massachusetts, and notice is hereby given that this Agreement is not executed on behalf of the Trustees of the Fund as individuals, and the obligations of this agreement are not binding upon any of the Trustees, officers, shareholders or partners of the Fund individually, but are binding only upon the assets and property of the Fund.

   The Adviser agrees that no shareholder, Trustee, officer or partner of the Fund may be held personally liable or responsible for any obligations of the Fund arising out of this Agreement. With respect to obligations of the Fund arising out of this Agreement, the Adviser shall look for payment or satisfaction of any claim solely to the assets and property of the Fund.

9. MISCELLANEOUS PROVISIONS.

   Notice. Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party at such address as such other party may designate for the receipt of such notice.

   Amendments Hereof. No provision of this Agreement may be orally changed or discharged, but may only be modified by an instrument in writing signed by the Fund and the Adviser. In addition, no amendment to this Agreement shall be effective unless approved by (i) the vote of a majority of the Trustees, including a majority of the Trustees who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such amendment, and (ii) the vote of a majority of the outstanding voting securities of the Fund (other than an amendment which can be effective without shareholder approval under applicable law).

   SEVERABILITY. Each provision of this Agreement is intended to be severable. If any provision of this Agreement shall be held illegal or made invalid by a court decision, statute, rule or otherwise, such illegality or invalidity shall not affect the validity or enforceability of the remainder of this Agreement.

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   HEADINGS.  The headings in this  Agreement are inserted for  convenience  and identification only and are in no way intended to describe, interpret, define or limit the size, extent or intent of this Agreement or any provision hereof.

   APPLICABLE LAW. This Agreement construed in accordance with the laws of the State of Colorado. To the extent that the applicable laws of the State of Colorado, or any of the provisions herein, conflict with applicable provisions of the 1940 Act, the latter shall control.

   IN WITNESS WHEREOF, the Adviser and the Fund each has caused this Agreement to be duly executed on its behalf by an officer thereunto duly authorized, the day and year first above written.

                                          INVESCO FUNDS GROUP, INC.



                                          By: /s/ William J. Galvin
                                              ------------------------
                                               William J. Galvin
                                               Senior Vice President
ATTEST:

By:  /s/ Glen A. Payne
     ------------------------
     Glen A. Payne, Secretary

                                          INVESCO GLOBAL HEALTH SCIENCES FUND



                                          By:  /s/ John Schroer
                                               -----------------------
                                                John Schroer
                                                Vice President
ATTEST:

By:  /s/ Glen A. Payne
     ------------------------
     Glen A. Payne, Secretary